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                                                      Registration No. 333-90251
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------

                    ADVANCED DIGITAL INFORMATION CORPORATION
             (Exact name of registrant as specified in its charter)

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
                 WASHINGTON                                    91-1618616
 (State or other jurisdiction of incorporation       (I.R.S. Employer Identification
                or organization)                                 Number)
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                                 P.O. BOX 97057
                             11431 WILLOWS ROAD N.E.
                         REDMOND, WASHINGTON 98073-9757
                                 (425) 881-8004
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                               PETER H. VAN OPPEN
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                    ADVANCED DIGITAL INFORMATION CORPORATION
                                 P.O. BOX 97057
                             11431 WILLOWS ROAD N.E.
                         REDMOND, WASHINGTON 98073-9757
                                 (425) 881-8004
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              ---------------------
                                   Copies to:
                                SCOTT L. GELBAND
                                  SARAH C. DODS
                                PERKINS COIE LLP
                        505 FIFTH AVENUE SOUTH, SUITE 620
                            SEATTLE, WASHINGTON 98104
                                 (206) 287-3505
                              ---------------------

      Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters those shares of common stock that remain unsold hereunder as of the effective date hereof.


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    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


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                              ---------------------

                          DEREGISTRATION OF SECURITIES

        On November 3, 1999, Advanced Digital Information Corporation ("ADIC") filed a registration statement on Form S-3 (No. 333-90251) (the "Form S-3") which registered 110,000 shares of its common stock for resale from time to time (or 220,000 shares of common stock, taking into account shares issued in respect of a 2-for-1 stock split paid on March 13, 2000 to shareholders of record on March 1, 2000). The Form S-3 was declared effective by the Commission on November 12, 1999.

        The Form S-3 was filed in connection with the acquisition by ADIC of MountainGate Imaging Systems Corporation ("MountainGate") on September 17, 1999, through a merger of a wholly owned subsidiary of ADIC with and into MountainGate. Pursuant to the provisions of the merger agreement pursuant to which MountainGate was acquired, ADIC agreed to file the Form S-3 and to use its best efforts to keep it effective until the earlier of (1) the date that is the one-year anniversary of the date of effectiveness of the registration, which was November 12, 2000, and (2) the date on which all of the shares so registered had been sold or distributed by the selling shareholders.

        This Post-Effective Amendment No. 1 to the Form S-3 deregisters all of the shares of common stock that remain unsold hereunder as of the date hereof.

            [The remainder of this page is intentionally left blank.]


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        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on June 1, 2001.

                                        ADVANCED DIGITAL INFORMATION CORPORATION

                                                      By: /s/ Peter H. van Oppen
                                                          ----------------------
                                                              Peter H. van Oppen
                               Chief Executive Officer and Chairman of the Board

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated:

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
             SIGNATURE                                   TITLE                             DATE
                                                                                     -----------------

      /s/ Peter H. van Oppen         Chief Executive Officer and Chairman of the       June 1, 2001
-----------------------------------  Board (Principal Executive Officer)
        Peter H. van Oppen                                                           -----------------


         /s/ Jon W. Gacek            Senior Vice President and Chief Financial         June 1, 2001
-----------------------------------  Officer (Principal Financial and Accounting
           Jon W. Gacek              Officer)                                        -----------------


        */s/ Tom A. Alberg           Director                                          June 1, 2001
-----------------------------------
           Tom A. Alberg                                                             -----------------


    */s/ Christopher T. Bayley       Director                                          June 1, 2001
-----------------------------------
       Christopher T. Bayley                                                         -----------------


                                     Director
-----------------------------------
       Richard L. McCormick                                                          -----------------


       */s/ John W. Stanton          Director                                          June 1, 2001
-----------------------------------
          John W. Stanton                                                            -----------------


       */s/ Walter F. Walker         Director                                          June 1, 2001
-----------------------------------
         Walter F. Walker                                                            -----------------


    *By: /s/ Peter H. van Oppen      Attorney-in-Fact                                  June 1, 2001
-----------------------------------
        Peter H. van Oppen
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